Exhibit 32.1
CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADDED BY SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with this Amendment No. 1 to the Annual Report on Form 10-K/A of United Homes Group, Inc. for the year ended December 31, 2025, as filed with the Securities and Exchange Commission (the “Report”), I, John G. (Jack) Micenko, Jr., Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. §1350, as added by §906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:
1.The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2.The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the period covered by the Report.

Date: April 29, 2026	By:	/s/ John G. (Jack) Micenko, Jr.
John G. (Jack) Micenko, Jr.
Chief Executive Officer and President
(Principal Executive Officer)